UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

                          Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York 1-10768 11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11711 West 79th Street, Lenexa, KS 66214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

   On May 4, 2005, Mediware Information Systems, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended March 31,
   2005. The press release is attached hereto as Exhibit 99.1. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange
   Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01        Financial Statements and Exhibits.

(c)                   Exhibits.

Exhibit 99.1     Press Release of Mediware Information Systems, Inc., dated May 4, 2005, announcing its financial results for the quarter ended March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: May 4, 2005	By: /s/ George J. Barry George J. Barry Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Mediware Information Systems, Inc., dated May 4, 2005, announcing its financial results for the quarter ended March 31, 2005.

EXHIBIT 99.1

Contact	George Barry 913/307-1000 www.mediware.com	Thomas Redington 203/222-7399 212/926-1733 www.redingtoninc.com

Mediware Reports Third Quarter Fiscal 2005 Results

LENEXA, KS May 4 -- Mediware Information Systems, Inc. (Nasdaq: MEDW) reported for the quarter ended March 31, 2005, revenue of $9.9 million, up 6 percent from the year-ago period. Net income for the third quarter of fiscal 2005 was $830,000, or 10 cents per fully diluted share, compared to $561,000, or 7 cents per fully diluted share for the third quarter of fiscal 2004.

George Barry, Mediware's CEO, said, "The record revenue for the quarter reflects an increasing response to our blood bank product introduction. Significant advances were achieved on our Medication Management system including obtaining referenceability of our MediMAR product. Market indications are that acceptance of our products will remain strong. As previously stated, results for the quarter and near term will continue to be affected by product transition costs and costs associated with Sarbanes-Oxley compliance."

Third Quarter and Annual Fiscal 2005 and 2004 Operating Statement Highlights (in thousands) (unaudited):

	Three Months Ended March 31		Nine Months Ended March 31
	2005	2004	2005	2004

System Sales	$ 3,688	$ 3,333	$ 8,905	$ 9,173
Services	$ 6,193	$ 5,987	$18,682	$18,267
Total Revenue	$ 9,881	$ 9,320	$27,587	$27,440
Operating Expenses	$ 8,622	$ 8,480	$23,787	$23,217
Operating Income	$ 1,259	$ 840	$ 3,800	$ 4,223
Net Earnings	$ 830	$ 561	$ 2,422	$ 2,732
Earnings Per Basic Share	$ 0.11	$ 0.07	$ 0.31	$ 0.37
Earnings Per Common Share- Diluted (as reported)	$ 0.10	$ 0.07	$ 0.30	$ 0.33

Fiscal 2005 and 2004 Condensed Balance Sheet Highlights (in thousands) (unaudited):

	As of the Period Ended March 31
	2005	2004

Cash and Cash Equivalents	$13,013	$ 9,171
Working Capital	$12,064	$ 8,162
Long-term Debt	$ 36	$ 1,470
Stockholders' Equity	$33,682	$28,302

About Mediware

Mediware provides clinical information systems for hospitals and integrated healthcare delivery systems. Its products include HCLL™ Transfusion, LifeTrak®, IIE™ (Instrument Interface Engine), Hemocare®, LifeLine™ (Blood Bank), WORx®, MediCOE™, MediMAR™, Pharmakon®, and Digimedics™ (Medication Management), Surgiware™ and Perioperative Solutions™ (Operating Room), as well as the JAC Stock Control System (pharmacy) in the United Kingdom. Mediware has over 1,100 systems installed in the US, Canada, the UK, and elsewhere.

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   Certain statements in this press release may constitute "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the ``Act'') and in releases made by the SEC from time to time. Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2004, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. The Company disclaims any obligation to update its forward-looking statements.

5/3/05